UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2022

KNOW LABS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30262	90-0273142
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Union Street, Suite 810

Seattle, WAshington 98101

(Address of principal executive office)

(206) 903-1351

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On January 26, 2022, Know Labs, Inc. a Nevada corporation (the “Company”), announced the creation of a Know Labs Community on Discord, a free conversational platform where users can talk and text with their contacts and communities. The main purpose of the Know Labs Discord Community is to improve engagement among those that follow and support the Company. Followers, Supporters, and Investors can use this space to post questions, make suggestions, and interact with each other, including Know Labs executive team. Additional information on how to access the Know Labs Community is available on the Company’s website or you can access the Community directly through the following link: discord.gg/knowlabs.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: KNOW LABS, INC.

January 26, 2022	By:	/s/ Ron Erickson
Ronald P. Erickson
Chairman of the Board

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